Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Your vote matters - here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 am, local time, on March 20, 2019.

Online
Go to www.investorvote.com/HBK or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.investorvote.com/HBK

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

A	Proposals – THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED PROPOSALS.

For	Against	Abstain		For	Against	Abstain

1. Approval of the Agreement and Plan of Merger by and between Orrstown Financial Services, Inc. (“Orrstown”) and Hamilton Bancorp, Inc. (the “Company”) dated as of October 23, 2018, pursuant to which the Company will merge with and into Orrstown, whereupon the separate corporate existence of the Company will cease (the “Merger”):

☐	☐	☐	2. Approval on a non-binding, advisory basis, of the compensation that may become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger.	☐	☐	☐

3. Approval of one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the Merger.

☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

02YWFC

IMPORTANT SPECIAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 20, 2019

THE PROXY MATERIALS ARE AVAILABLE AT:

HTTP://WWW.EDOCUMENTVIEW.COM/HBK

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/HBK

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – HAMILTON BANCORP, INC.	+

SPECIAL MEETING OF STOCKHOLDERS

MARCH 20, 2019

4:00 P.M., LOCAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Hamilton Bancorp, Inc. (the “Company”), consisting of Robert A. DeAlmeida and Carol L. Coughlin, or either of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Stockholders to be held on March 20, 2019 at 4:00 p.m., local time, at the executive and administrative office of Hamilton Bank, located at 501 Fairmount Avenue, Suite 200, Towson, Maryland 21286, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present at such meeting as indicated on the reverse side.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the listed proposals. This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote on matters incident to the conduct of the meeting.

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance
		Mark box to the right if you plan to attend the Special Meeting.	☐

⬛	+